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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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AmNet Mortgage, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMNET MORTGAGE, INC.

10421 Wateridge Circle, Suite 250
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 12, 2004

Dear Stockholder:

        You are invited to attend the Annual Meeting of the Stockholders of AmNet Mortgage, Inc., a Maryland corporation (the "Company"), which will be held on August 12, 2004, at 10:00 a.m. local time at the San Diego Marriott Hotel, La Jolla, for the following purposes:

  1.
  To elect three Class I directors, each to hold office for a three-year term and until their respective successors are elected and qualified. The Board has nominated the following persons for election at the meeting: H. James Brown, David Nierenberg and Herbert Tasker.

  2.
  To approve the adoption of the AmNet Mortgage, Inc. 2004 Equity Incentive Plan.

  3.
  To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on June 28, 2004 are entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof.

By order of the Board of Directors,
JOHN M. ROBBINS Chief Executive Officer Chairman of the Board
San Diego, California July 1, 2004

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The accompanying proxy is solicited by the Board of Directors (the "Board") of AmNet Mortgage, Inc., a Maryland corporation (the "Company"), for use at its annual meeting of stockholders to be held on August 12, 2004, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is July 1, 2004, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

SOLICITATION AND VOTING

        Voting Securities.    Only stockholders of record as of the close of business on June 28, 2004 will be entitled to vote at the meeting and any adjournment or postponement thereof. As of that date, there were 7,373,258 shares of common stock, $0.01 par value, of the Company issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him or her. The Company's bylaws provide that a majority of all of the shares of stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and "broker non-votes" will each be counted as present for purposes of determining a quorum.

        Broker Non-Votes.    A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in "street name") but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans where the aggregate share reserve increase exceeds five percent of the issuer's outstanding stock.

        Solicitation of Proxies.    We will pay all of the expenses incurred in connection with soliciting proxies. We will solicit stockholders by mail through our regular employees, and will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold stock of the Company and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

        Voting of Proxies.    All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the election of the nominees for director and the proposals contained in this Proxy Statement. A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is exercised by delivery to the Secretary of the Company of either a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        We have a classified Board currently consisting of three Class I directors (H. James Brown, David Nierenberg and Herbert Tasker), three Class II directors (Robert A. Gunst, Keith Johnson and Richard T. Pratt) and three Class III directors (John M. Robbins, Robert T. Barnum and Mark J. Riedy), who will serve until the Annual Meetings of Stockholders to be held in 2004, 2005 and 2006, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting. Information regarding each director is set forth below.

        The terms of the Class I directors will expire on the date of the upcoming annual meeting. Accordingly, three persons are to be elected to serve as Class I directors at the meeting. The Board's nominees for election by the stockholders to fill these three positions are the current Class I directors, H. James Brown, David Nierenberg and Herbert Tasker. If elected, the nominees will serve as directors until our Annual Meeting of Stockholders in 2007, and until their successors are duly elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as we may designate.

Vote Required and Board of Directors Recommendation

        If a quorum is present and voting, the three nominees for Class I director receiving the highest number of votes will be elected. Abstentions and "broker non-votes" will have no effect on the vote.

        The Board of Directors unanimously recommends a vote "FOR" the nominees named above.

        The following table sets forth certain information, as of June 1, 2004, with respect to age and background of the Company's directors, including the Class I nominees to be elected at this meeting.

Name	Position With AmNet Mortgage	Age	Director Since
Class I directors whose terms expire at the 2004 Annual Meeting of Stockholders:
H. James Brown	Director	63	1997
David Nierenberg	Director	51	2004
Herbert Tasker	Director	67	2004
Class II directors nominated for election at the 2005 Annual Meeting of Stockholders:
Robert A. Gunst	Director	56	2004
Keith Johnson	Director	61	2001
Richard T. Pratt	Director	67	1997
Class III directors whose terms expire at the 2006 Annual Meeting of Stockholders:
John M. Robbins	Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer and Director	56	1997
Robert T. Barnum	Director	58	2004
Mark J. Riedy	Director	61	1997

        H. James Brown, Ph.D. has served as the President and Chief Executive Officer of the Lincoln Institute of Land Policy since 1996, an educational institution formed to study and teach land policy, including land economics and land taxation. Prior to 1996, Dr. Brown was a professor at the Kennedy School of Government at Harvard University from 1970 to 1996. During his tenure at Harvard University, Dr. Brown served as a director of the Joint Center Housing Studies, Chairman of the City and Regional Planning Program and as Director of the State, Local and Intergovernmental Center at Harvard University and MIT/Harvard University Joint Center for Urban Studies. In addition, Dr. Brown has served as a Managing Partner of Strategic Property Investments, Inc., a company specializing in real estate asset management from 1988 to 1991. Dr. Brown also serves as a director of Building Materials Holding Company, a distributor and retailer of building materials.

        David Nierenberg is the founding general partner of The D3 Family Funds, which is composed of five partnerships that invest in undervalued micro-cap companies. Mr. Nierenberg is a summa cum laude graduate of Yale College and a graduate of the Yale Law School. After law school, he was a partner at Bain & Company from 1978 to 1985. After Bain & Company, he has been a professional investor for 19 years, the first 10 as a venture capitalist principally with Trinity Ventures, a successful California venture firm created by Bechtel Investments, and the last nine with D3 Family Funds. Since becoming a venture capitalist in 1985 he has been a corporate director of numerous public and private companies in a wide variety of industries and circumstances. Mr. Nierenberg is a director of Mexican Restaurants, Inc.

        Herbert B. Tasker retired in June 2004 from his position as the Executive Vice President and Vice Chairman for AIG Centre Capital, a mortgage conduit, a position he had held since 1999. From 1995 to 1999, he was Executive Vice President at Irwin Mortgage. He is the former President of the National Mortgage Bankers Association of America, as well as a former President of California Mortgage Bankers Association and President of Southern California Mortgage Bankers. He was Chairman of the Board and Chief Executive Officer for Mason McDuffie from 1982 to 1984 and for All Pacific Mortgage from 1989 to 1994. Mr. Tasker currently serves on the board of First American Title Company. He is a member of the Board of Trustees of the University of San Diego, and is on the advisory board of First American Guaranty Company. Until recently, he also served on the advisory board of PMI Mortgage Insurance Company. Mr. Tasker is a Certified Mortgage Banker ("CMB"), the highest professional designation in mortgage banking. He is also a registered California Real Estate Broker.

        Robert A. Gunst is currently a private investor. He had previously served as President and Chief Executive Officer of The Good Guys, Inc., one of the largest specialty retailers of higher end entertainment electronics in the nation, from 1993 to 1999, and was President and Chief Operating Officer from 1990 to 1993. Mr. Gunst has held other executive positions with Shaklee Corporation, two subsidiaries of PepsiCo Inc., Victoria Station Incorporated and The First National Bank of Chicago. Mr. Gunst has also served on the Board of Directors of Garden Fresh Restaurant Corp., The Good Guys, Inc., and Shaklee Corporation. He currently serves on the Board of Directors of Natus Medical, Incorporated. He is also a member of the Dean's Advisory Council for the Graduate School of Management at the University of California, Davis. Mr. Gunst holds a Master's Degree in Business Administration from the University of Chicago's Graduate School of Business and a Bachelor of Arts Degree in Economics from Dartmouth College.

        Keith A. Johnson is Vice Chairman of Fieldstone Communities, Inc., a home building company, and has held that position since April 1999. He co-founded the Fieldstone Group of Companies in 1981 and served as Chief Executive Officer of Fieldstone Communities, Inc. from November 1993 through December 1999. He is a current or past director or trustee of The Nature Conservatory of California, the San Diego Museum of Art, the San Diego Symphony, Hubbs Sea World Research Institute and other community service organizations. Mr. Johnson currently serves as a director of Fieldstone Communities, Inc., and Hardage Suite Hotels, LLC. Mr. Johnson serves on advisory boards to the

University of San Diego and San Diego State University, and several charitable organizations. Mr. Johnson is President of the Johnson Family Foundation and Vice Chairman of the Fieldstone Foundation.

        Richard T. Pratt, DBA currently serves as Chairman of Richard T. Pratt Associates, a position he has held since 1992, at which he performs consulting activities. Dr. Pratt also held the position of Professor of Finance at the David Eccles School of Business at the University of Utah from 1966 to 1998, when he retired. From 1983 to 1991, Dr. Pratt served as Chairman of Merrill Lynch Mortgage, Inc., a subsidiary of Merrill Lynch & Company. From 1991 to 1994, Dr. Pratt served as Managing Director of the Financial Institutions Group of Merrill Lynch. Dr. Pratt was Chairman of the Federal Home Loan Mortgage Corporation from 1981 to 1983, and served as Chairman of the Federal Savings and Loan Insurance Corporation from 1981 to 1983. Dr. Pratt also serves as a director of Celtic Bank in Salt Lake City and Accredited Home Lenders Holding Co.

        John M. Robbins has served as Chairman of the Board of Directors and Chief Executive Officer and Director of our Company since its formation in February 1997. Prior to joining us, Mr. Robbins was Chairman of the Board of American Residential Mortgage Corporation from 1990 until 1994 and President of American Residential Mortgage Corporation from the time he co-founded it in 1983 until 1994. He also served as Executive Vice President of Imperial Savings Association from 1983 to 1987. Mr. Robbins has worked in the mortgage banking industry since 1972. Mr. Robbins has served two terms on the Board of Governors and the Executive Committee of the Mortgage Bankers Association of America, and was appointed to its first Board of Directors and is a current board member. He has also served on FNMA's National Advisory Board. Mr. Robbins is currently a director of Phoenix Footware Group, and is a trustee of the University of San Diego.

        Robert T. Barnum is a private investor and advisor to several private equity funds. Previously he was the Chief Financial Officer and then the President and Chief Operating Officer of American Savings Bank, a $20 billion California thrift owned by the Robert M. Bass group, from 1989 until the company's sale in 1997. He has held other executive positions with First Nationwide Bank, The Krupp Group, and FNMA. Currently, Mr. Barnum is a member of the Board of Directors of Westcorp (NYSE: WES), a financial services holding company, Berkshire Mortgage Finance and Ameriquest Mortgage Company and is Chairman of the Board of Korea First Bank. Mr. Barnum has a Master's Degree in Finance from Indiana University and a Bachelor of Arts Degree in Mathematics from the University of Illinois.

        Mark J. Riedy, Ph.D. is currently employed as the Director of the Burnham-Moores Center for Real Estate Institute and as the Ernest W. Hahn Professor of Real Estate Finance at the University of San Diego. In such capacity, he teaches courses in real estate finance. Prior to his employment at the University, which began in 1993, Dr. Riedy served as President and Chief Executive Officer of the National Council of Community Bankers in Washington, D.C. from 1988 to 1992. From 1987 to 1988, Dr. Riedy served as President and Chief Operating Officer of the J. E. Robert Companies. Dr. Riedy was President, Chief Operating Officer and Director of the Federal National Mortgage Association from 1985 to 1986. Dr. Riedy currently serves as a director of Pan Pacific Retail Properties, Inc. and Neighborhood Bancorp.

        The Board has determined that, with the exception of Mr. Robbins, each of the members of the Board is an independent director as defined by the American Stock Exchange ("AMEX") and National Association of Dealers, Inc. ("NASD") Rules.

Board Meetings and Committees

        The Board held six meetings during the fiscal year ended December 31, 2003. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each director serving on the Board in fiscal year 2003 attended at least 75% of the total number of meetings of the Board and all of the committees of the Board on which he served during that period except for Mr. Brown and Mr. McKewon. There are no family relationships between any director, executive officer, or person nominated to become a director.

        The Audit Committee's functions include retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any audit and non-audit services to be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The members of the Audit Committee in fiscal year 2003 were H. James Brown, Ray W. McKewon and Richard T. Pratt. In the first quarter of 2004, Mr. McKewon resigned from the Board. The Audit Committee is currently comprised of Mr. Barnum, Dr. Pratt and Dr. Riedy. All of the members of the Audit Committee are "independent" as defined by the AMEX and NASD rules. The Board has determined that Mr. Barnum is an "audit committee financial expert" as defined by the Securities and Exchange Commission (the "SEC"). During fiscal year 2003, the Audit Committee held nine meetings. For additional information concerning the Audit Committee. See "Report of The Audit Committee."

        The Compensation Committee's function is to review and determine salary and bonus levels and approve stock option grants for our Chief Executive Officer and our executive officers. The members of the Compensation Committee in fiscal year 2003 were Keith Johnson, Mark J. Riedy and John C. Rocchio. During fiscal year 2003, the Compensation Committee held four meetings. In the first quarter of 2004, Mr. Rocchio resigned from the Board. The Compensation Committee is currently comprised of Mr. Gunst, Mr. Johnson and Mr. Tasker. All of the members of the Compensation Committee are "independent" as defined by the AMEX and NASD rules. For additional information concerning the Compensation Committee. See "Report of The Compensation Committee of The Board of Directors on Executive Compensation."

        The Corporate Governance and Nominating Committee (the "Governance Committee") functions include recommending corporate governance principles, codes of conduct and applicable compliance mechanisms, considering committee member qualifications, appointment and removal, providing oversight in the evaluation of the performance of the Board and each committee, recommending to the Board director compensation, developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, and recommending to the Board director nominees for each election of directors. The members of the Governance Committee in fiscal year 2003 were H. James Brown, Keith Johnson and Ray W. McKewon. In the first quarter of 2004, Mr. McKewon resigned from the Board. The Governance Committee is currently comprised of Mr. Brown, Mr. Johnson and Mr. Nierenberg. All of the members of the Governance Committee are "independent" as defined by the AMEX and NASD rules. During fiscal year 2003, the Governance Committee held four meetings.

Director Nominations

        The Governance Committee, will evaluate and recommend to the Board director nominees for each election of directors.

        In fulfilling its responsibilities, the Governance Committee considers the following factors:

  •
  the appropriate size of the Company's Board and its Committees;

  •
  the needs of the Company with respect to the particular talents and experience of its directors;

  •
  the knowledge, skills and experience of nominees, including experience in mortgage banking, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

  •
  experience with accounting rules and practices;

  •
  applicable regulatory and exchange requirements;

  •
  appreciation of the relationship of the Company's business to the changing needs of society; and

  •
  the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

        The Governance Committee's goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Governance Committee also considers candidates with appropriate non-business backgrounds.

        Other than the foregoing there are no stated minimum criteria for director nominees, although the Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board must, and believes that it is preferable that more than one member of the Board should, meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that at least a majority of the members of the Board must meet the definition of "independent director" under AMEX and NASD rules or the listing standards of any other applicable self regulatory organization. The Governance Committee also believes it appropriate for one or more members of the Company's management to participate as members of the Board.

        The Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board being re-elected at an upcoming meeting does not wish to continue in service, the Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance Committee and the Board will be polled for suggestions as to individuals meeting the criteria of the Governance Committee. Research may also be performed to identify qualified individuals. If the Governance Committee believes that the Board requires additional candidates for nomination, the Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

        The Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder who has continuously held at least 1% of the outstanding shares of the Company's common stock entitled to vote at the meeting for at least one year by the date the stockholder makes the recommendation and who undertakes to continue to hold the common stock through the date of the meeting. In order to be evaluated in connection with the Company's established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a qualifying stockholder must be received by the Company 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year's annual meeting of stockholders. Any stockholder recommendation for director nominee must be submitted to the Company's Chairman of the Governance Committee in writing at 10421 Wateridge Circle, Suite 250 San Diego, California 92121 and must contain the following information:

  •
  a statement by the stockholder that he/she is the holder of 1% of the Company's common stock and that the stock has been held for at least a year prior to the date of the submission and that the stockholder will continue to hold the shares through the date of the meeting;

  •
  the candidate's name, age, contact information and present principle occupation or employment;

  •
  a description of the candidate's qualifications in business and other experience during, at a minimum, the last five years, including his/her principle occupation and employment and the name and principle business of any corporation or other organization in which the candidate was employed;

  •
  the candidate's resume; and

  •
  3 references.

The Governance Committee will evaluate recommendations for director nominees submitted by directors, management and qualifying stockholders equally using the criteria stated above.

        All directors and director nominees will submit a completed form of directors' and officers' questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee.

Communications with Directors

        For information concerning our policy on Communications with Directors, stockholders may visit our website at www.Amnetmortgageinc.com and select "Corporate Governance-Policies."

Director Attendance at Annual Meetings

        For information concerning our policy on director attendance at annual meetings, stockholders may visit our website at www. Amnetmortgageinc.com and select "Corporate Governance-Policies."

Committee Charters and Other Corporate Governance Materials

        The Board has adopted a charter for each of the committees described above. The Board has also adopted a Code of Ethics for all employees and directors as well as guidelines for handling issues related to the Company's Code of Ethics. Links to these materials are available on our website at www.Amnetmortgageinc.com under the heading "Corporate Governance-Policies."

PROPOSAL NO. 2

APPROVAL OF ADOPTION OF THE
2004 EQUITY INCENTIVE PLAN

        At the annual meeting, the stockholders will be asked to approve the AmNet Mortgage, Inc. 2004 Equity Incentive Plan (the "2004 Plan"). The Board of Directors adopted the 2004 Plan on June 14, 2004, subject to its approval by stockholders. The 2004 Plan is intended to replace our 1997 Stock Incentive Plan and 1997 Stock Option Plan (collectively our "Prior Plans"), which will, after approval by the stockholders of the 2004 Plan, all be terminated and no new awards granted thereunder.

        The Board of Directors believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. The Board of Directors expects that the 2004 Plan will be an important factor in attracting, retaining and rewarding the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to enhance our growth and profitability. The proposed 2004 Plan is intended to ensure that the Company will continue to have available a reasonable number of shares to meet these goals.

        Typically, grants to executive officers would be made based on competitive levels of compensation, the responsibilities and expected future contributions of the executive officer, previous grants to that officer, and recruitment and retention considerations. However, for several years the size of option grants to the executive officers has been restricted by the size of the remaining share reserve under the Company's stock option plans. No option grants were made to any executive officer in 2000, 2001 and 2002. The Company anticipates that future long term incentive awards, including awards that may be made in 2004, will be a mixture of cash and equity. However, if the 2004 Plan is not approved by the stockholders, the Company might increase the cash portion of future awards to ensure that the long-term incentive compensation for the executive officers remains competitive. See "Report of The Compensation Committee of The Board of Directors on Executive Compensation."

        The 2004 Plan is also designed to preserve the Company's ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the 2004 Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, certain restricted stock grants, performance shares and performance units awarded under the 2004 Plan to qualify as "performance-based" within the meaning of Section 162(m), the 2004 Plan limits the sizes of such awards as further described below. While the Company believes that compensation in connection with such awards under the 2004 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of performance share and performance unit awards may not qualify as "performance-based." By approving the 2004 Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the 2004 Plan, financial performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made subject to certain awards, and the other material terms of the awards described below.

Summary of the 2004 Plan

        The following summary of the 2004 Plan is qualified in its entirety by the specific language of the 2004 Plan, a copy of which is available to any stockholder upon request.

        General.    The purpose of the 2004 Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors upon whose judgment, interest and efforts the Company's success is dependent and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives are provided through the grant of stock options (including indexed options), stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, performance units and deferred stock units.

        Authorized Shares.    Assuming the stockholders approve the 2004 Plan, all of our Prior Plans shall be terminated and Six Hundred Nine Thousand Six Hundred Fifty (609,650) shares of our Common Stock will have been reserved for the granting of new awards under the 2004 Plan. Specifically, the Company is requesting a new authorization of Five Hundred Thousand (500,000) shares and will transfer to the 2004 Plan share reserve One Hundred Nine Thousand Six Hundred Fifty (109,650) shares which have been previously approved by Company stockholders under the Prior Plans and which, as of June 25, 2004, remained available for grant under the Prior Plans. In addition, the actual 2004 Plan share reserve shall also include all of the options and other awards the Company has granted which are still outstanding as of June 25, 2004 (collectively the "Prior Awards") to the extent any such Prior Award expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if any shares subject to forfeiture or repurchase are forfeited or repurchased by the Company. Consequently, the maximum number of shares which may be granted under the 2004 Plan, assuming all of the Prior Awards actually do expire, terminate or otherwise lapse unexercised and are returned to the 2004 Plan share reserve, shall equal Two Million Three Hundred Forty-eight Thousand Ninety-two (2,348,092) shares. If any award granted under the 2004 Plan expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company, any such shares that are reacquired or subject to such a terminated award will again become available for issuance under the 2004 Plan. Upon any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the 2004 Plan, to the award grant limitations and to all outstanding awards.

        Administration.    The 2004 Plan will be administered by the Compensation Committee of the Board of Directors duly appointed to administer the 2004 Plan, or, in the absence of such committee, by the Board of Directors. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration must be by a compensation committee comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this summary, the term "Committee" will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2004 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise its discretion required by Section 162(m), amend, cancel, renew, or grant a new award in substitution for, any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. However, the 2004 Plan forbids, without stockholder approval, the repricing of any outstanding stock option and/or stock appreciation right. The 2004 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 2004 Plan. The Committee will interpret the 2004 Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the 2004 Plan or any award.

        Eligibility.    Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporations of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of June 25, 2004, the Company had approximately 702 employees, including 4 executive officers, 0 consultants, and 9 directors who would be eligible under the 2004 Plan.

        Stock Options.    Each option granted under the 2004 Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2004 Plan. The exercise price of each option may not be less than the fair market value of a share of Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. The exercise price of each indexed stock option, and the terms and adjustments that may be made to such an option, will be determined by the Committee in its sole discretion at the time of grant. On June 25, 2004, the closing price of the Company's Common Stock on the American Stock Exchange was $9.01 per share. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company options which in the aggregate are for more than Three Hundred Thousand (300,000) shares, provided, however, that the Company may make an additional one-time grant to any newly-hired employee of an Option for the purchase of up to an additional One Hundred and Fifty Thousand (150,000) shares of Common Stock.

        The 2004 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, by such other lawful consideration as approved by the Committee, or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the optionee's surrender of a portion of the option shares to the Company.

        Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2004 Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. The Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option.

        Generally, stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Committee in its sole discretion.

        Stock Appreciation Rights.    Each stock appreciation right granted under the 2004 Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2004 Plan.

        A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash or in shares of Common Stock. The

Committee may grant stock appreciation rights under the 2004 Plan in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Committee. The maximum term of any stock appreciation right granted under the 2004 Plan is ten years. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company stock appreciation rights which in the aggregate are for more than Three Hundred Thousand (300,000) shares of Stock, provided, however, that the Company may make an additional one-time grant to any newly-hired employee of an SAR for the purchase of up to an additional One Hundred Fifty Thousand (150,000) shares of Common Stock.

        Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant's lifetime only by the participant.

        Restricted Stock Awards.    The Committee may grant restricted stock awards under the 2004 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase Common Stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the Company. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our Common Stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant's termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than One Hundred Fifty Thousand (150,000) shares of Common Stock, provided, however, that the Company may make an additional one-time grant to any newly-hired employee of a restricted stock award of up to an additional Seventy-Five Thousand (75,000) shares of Common Stock.

        Restricted Stock Units.    The Committee may grant restricted stock units under the 2004 Plan which represent a right to receive shares of Common Stock at a future date determined in accordance with the participant's award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant's services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of Common Stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than One Hundred Fifty Thousand (150,000) shares of Common Stock, provided, however, that the Company may make an additional one-time grant to any newly-hired employee of a restricted stock unit of up to an additional Seventy-Five Thousand (75,000) shares of Common Stock.

        Performance Awards.    The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of Common Stock and $100 per unit. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of Common Stock (including shares of restricted stock) or any combination thereof. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, for each fiscal year of the Company contained in the applicable performance period, no employee may be granted performance shares that could result in the employee receiving more than One Hundred Fifty Thousand (150,000) shares of Common Stock or performance units that could result in the employee receiving more than Two Million Five Hundred Thousand Dollars ($2,500,000). A participant may receive only one performance award with respect to any performance period.

        Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated therewith for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes, depreciation and/or amortization, net income, cash flow, expenses, stock price, earnings per share, return on stockholder equity, return on capital, return on capital, return on net assets, economic value added, number of customers, market share, same store sales, return on investment, profit after tax, product approval, volume and/or origination, strategic benchmarks and customer satisfaction. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will, according to criteria established by the Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

        Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the Company's Common Stock. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

        Unless otherwise provided by the Committee, if a participant's service terminates due to the participant's death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant's service during the performance period. If a participant's service terminates prior to completion of the applicable performance period for any other reason, the 2004 Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

        Deferred Stock Awards.    The 2004 Plan provides that certain participant's who are executives or members of a select group of highly compensated employees may elect to receive, in lieu of payment in cash or stock of all or any portion of such participant's cash and/or stock compensation, an award of deferred stock units. A participant electing to receive deferred stock units will be granted automatically, on the effective date of such deferral election, an award (a "Deferred Stock Unit Award") for a number of stock units equal to the amount of the deferred compensation divided by an amount equal to the fair market value of a share of our Common Stock as quoted by the national or regional securities exchange or market system on which the Common Stock is listed on the date of grant. A stock unit is an unfunded bookkeeping entry representing a right to receive one share of our Common Stock in accordance with the terms and conditions of the Deferred Stock Unit Award. Participants are not required to pay any additional cash consideration in connection with the settlement of a Deferred Stock Unit Award. A participant's compensation not paid in the form of a Deferred Stock Unit Award will be paid in cash in accordance with the Company's normal payment procedures.

        Each Deferred Stock Unit Award will be evidenced by a written agreement between the Company and the participant specifying the number of stock units subject to the award and the other terms and conditions of the Deferred Stock Unit Award, consistent with the requirements of the 2004 Plan. Deferred Stock Unit Awards are fully vested upon grant and will be settled by distribution to the participant of a number of whole shares of Common Stock equal to the number of stock units subject to the award within 30 days following the earlier of (i) the date on which the participant's service terminates or (ii) an early settlement date elected by the participant in accordance with the terms of the 2004 Plan at the time of his or her election to receive the Deferred Stock Unit Award. A holder of stock unit has no voting rights or other rights as a stockholder until shares of Common Stock are issued to the participant in settlement of the stock unit. However, participants holding stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of Common Stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined by the fair market value of a share of Common Stock on the dividend payment date. Prior to settlement, no Deferred Stock Unit Award may be assigned or transferred other than by will or the laws of descent and distribution.

        Change in Control.    The 2004 Plan defines a "Change in Control" of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value.

        In the event of a Change in Control and the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested or unpaid portions of such outstanding awards will become immediately exercisable, vested and payable in full immediately prior to the date of the Change in Control.

        In the event of a Change in Control, the lapsing of all vesting conditions and restrictions on any shares subject to any restricted stock award, restricted stock unit and performance award held by a participant whose service with the Company has not terminated prior to the Change in Control shall be accelerated effective as of the date of the Change in Control. For this purpose, the value of outstanding performance awards will be determined and paid on the basis of the greater of (i) the degree of attainment of the applicable performance goals prior the date of the Change in Control or (ii) 100% of the pre-established performance goal target.

        Any award not assumed, replaced or exercised prior to the Change in Control will terminate. The 2004 Plan authorizes the Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award's written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

        Termination or Amendment.    The 2004 Plan will continue in effect until the first to occur of (i) its termination by the Committee, (ii) the date on which all shares available for issuance under the 2004 Plan have been issued and all restrictions on such shares under the terms of the 2004 Plan and the agreements evidencing awards granted under the 2004 Plan have lapsed, or (iii) the tenth anniversary of the 2004 Plan's effective date. The Committee may terminate or amend the 2004 Plan at any time, provided that no amendment may be made without stockholder approval if the Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the Common Stock of the Company is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

        The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2004 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        Incentive Stock Options.    An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

        The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is treated as an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits that may arise with respect to optionees subject to the alternative minimum tax.

        Nonstatutory Stock Options and Indexed Stock Options.    Options not designated or qualifying as incentive stock options, or as an indexed stock option, will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company's right to repurchase them at the original exercise price upon the optionee's termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

        Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our Common Stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Restricted Stock Awards.    A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the "determination date" (as defined above under "Nonstatutory Stock Options"). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

        Performance and Restricted Stock Units Awards.    A participant generally will recognize no income upon the grant of a performance share, performance units or restricted stock units award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under "Restricted Stock"). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the "determination date" (as defined above under "Nonstatutory Stock Options"), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

        Deferred Stock Unit Awards.    A participant generally will recognize no income upon the grant of a Deferred Stock Unit Award. Upon the settlement of such an award, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares of our Common Stock received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

New Plan Benefits

        No awards will be granted under the 2004 Plan prior to its approval by the stockholders of the Company. Awards under the 2004 Plan will be granted at the discretion of the Committee, and, accordingly, are not yet determinable. In addition, benefits under the 2004 Plan, will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates, actual Company performance against performance goals established with respect to performance awards and decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2004 Plan.

Required Vote and Board of Directors Recommendation

        The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve the adoption of the proposed 2004 Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

        The Board believes that the proposed adoption of the 2004 Plan is in the best interests of the Company and its stockholders for the reasons stated above. THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 2004 PLAN.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of June 25, 2004, with respect to the beneficial ownership of our Company's common stock by (i) all persons known by us to be the beneficial owners of more than 5% of the outstanding common stock of our Company (ii) each director and director nominee of our Company, (iii) each executive officer of our Company named in the Summary Compensation Table, and (iv) all executive officers and directors of our Company as a group.

	Shares Beneficially Owned(1)
Beneficial Owner	Number of Shares	Percentage of Class(2)
The Nierenberg Investment Management Company(3)	1,359,100	18.4%
Howard Amster(4)	711,300	9.6%
Robert T. Barnum(5)	13,500	*
H. James Brown(6)	45,509	*
Robert A. Gunst(5)	8,500	*
Keith A. Johnson(7)	71,499	1.0%
David Nierenberg(5)(8)	1,348,200	18.2%
Richard T. Pratt(6)	53,300	*
Mark J. Riedy(6)	66,000	*
John M. Robbins(9)	520,337	7.1%
Herbert B. Tasker(5)	7,500	*
Jay M. Fuller(10)	371,600	5.0%
Judith A. Berry(11)	139,980	1.9%
Lisa S. Faulk(12)	92,650	1.3%
All Directors and Executive Officers as a group (12 persons)(13)	2,731,075	36.7%

*
Represents less than 1% of the outstanding shares of our common stock.

(1)
Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2)
Calculated on the basis of 7,373,258 shares of common stock outstanding on June 25, 2004. However, shares of common stock underlying options exercisable within 60 days of June 25, 2004 are deemed to be outstanding pursuant to the rules of the Securities and Exchange Commission for purposes of calculating the beneficial ownership of securities of the holders of such options. Options granted to our Executive Officers under our 1997 Stock Option Plan are generally immediately exercisable, subject to our right to purchase unvested shares upon termination of employment or other service.

(3)
The address for The Nierenberg Investment Management Company is 19605 NE 8th Street, Camas, WA 98607. The Nierenberg Investment Management Company is the General Partner of the D3 Family Funds, L.P. (which owns 926,002 shares), The D3 Family Retirement Fund, L.P. (which owns 286,986 shares), The D3 Children's Fund, L.P. (which owns 65,800 shares), The D3 Offshore Fund, L.P. (which owns 63,912 shares), and the D3 Family Bulldog Fund, L.P. (which owns 16,400 shares). See note 9.

(4)
This information is from the Schedule 13D/A filed with the SEC on March 11, 2003 by Mr. Amster. Mr. Amster's address is 23811 Chagrin Blvd., #200, Beachwood, OH 44122-5525. Mr. Amster has sole voting power of 615,700 shares and shared voting power of 15,600 shares. In addition Mr. Amster has shared voting power over 80,000 shared owned by Ramat Securities Ltd. Mr. Amster owns 83% of Ramat Securities. However, Mr. Amster disclaims beneficial ownership of the shares held by Ramat Securities.

(5)
Includes 7,500 shares of common stock issuable upon exercise of options exercisable within 60 days of June 25, 2004 of which 7,500 options will be unvested.

(6)
Includes 45,000 shares of common stock issuable upon exercise of options exercisable within 60 days of June 25, 2004.

(7)
Includes 22,500 shares of common stock issuable upon exercise of options exercisable within 60 days of June 25, 2004.

(8)
Includes the 1,359,100 shares disclosed above as held by The Nierenberg Investment Management Company. See Note 3. Mr. Nierenberg is President of Nierenberg Investment Management Company. The address of this beneficial owner is the same as stated for The Nierenberg Investment Management Company.

(9)
Includes 375,000 shares of common stock issuable upon exercise of options exercisable within 60 days of June 25, 2004 of which 48,335 options will be unvested.

(10)
Includes 315,000 shares of common stock issuable upon exercise of options exercisable within 60 days of June 25, 2004 of which 12,085 options will be unvested.

(11)
Includes 120,000 shares of common stock issuable upon exercise of options exercisable within 60 days of June 25, 2004 of which 12,085 options will be unvested.

(12)
Includes 90,000 shares of common stock issuable upon exercise of options exercisable within 60 days of June 25, 2004 of which 12,085 options will be unvested.

(13)
See Notes 6-12. Includes 1,080,000 shares of common stock issuable upon exercise of options exercisable within 60 days of June 25, 2004 of which 107,090 options will be unvested.

EXECUTIVE COMPENSATION AND OTHER MATTERS

        The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and each of the Company's three other most highly compensated executive officers (the "Named Executive Officers"), for services rendered in all capacities to the Company during the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary(1)		Bonus(2)		Securities Underlying Options/SARS
John M. Robbins Chief Executive Officer, President, Chief Operating Officer and Chairman of the Board of Directors	2003 2002 2001	$ $ $	453,371 439,186 395,200	$ $	626,130 252,504 0	80,000 0 0
Jay M. Fuller Executive Vice President of Production	2003 2002 2001	$ $ $	318,816 346,495 298,167	$ $	365,363 83,210 0	20,000 0 0
Judith A. Berry Executive Vice President and Chief Financial Officer	2003 2002 2001	$ $ $	255,150 269,161 225,000	$ $	303,884 169,129 0	20,000 0 0
Lisa S. Faulk Executive Vice President of Operations	2003 2002 2001	$ $ $	203,684 207,085 161,258	$ $	244,420 132,622 0	20,000 0 0

(1)
Our Compensation Committee reviewed executive officer base salaries in October 2003 and April 2004. Current base salaries are $485,000 for Mr. Robbins, $325,000 for Mr. Fuller, $265,000 for Ms. Berry and $225,000 for Ms. Faulk. Amounts for 2002 include amounts paid in lieu of accrued vacation in connection with the termination of our Company's management contract with Home Asset Management Corp. See "Certain Relationships and Related Transactions."

(2)
Bonuses are based upon performance in the year indicated. Payment of bonuses is made in the following year. See "Report of The Compensation Committee of The Board of Directors on Executive Compensation."

        In the second quarter of 2004, the Company adopted a supplemental executive retirement plan ("SERP"). At that time, grants were authorized for the Named Executive Officers based upon their performance in 2003. In addition to the amounts stated above, Mr. Robbins received a grant of $107,950, Mr. Fuller received a grant of $68,418, Ms. Berry received a grant of $55,903 and Ms. Faulk received a grant of $44,810, each pursuant to the SERP. See "Report of The Compensation Committee of The Board of Directors on Executive Compensation."

STOCK OPTIONS

        Stock options to purchase our common stock were granted during the fiscal year ended December 31, 2003 to the Named Executive Officers (see table below).

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of securities underlying option/SARs granted(#)(1)	Percent of total options/SARs granted to employees in fiscal year	Exercise or base price	($/Sh) Expiration Date	Potential realizable value at assumed annual rates of stock price appreciation for option term(2)
					5%	10%
John M. Robbins	80,000	14.30%	$4.10	1/22/2013	$206,277	$522,748
Jay M. Fuller	20,000	3.57%	$4.10	1/22/2013	$51,569	$130,687
Judith A. Berry	20,000	3.57%	$4.10	1/22/2013	$51,569	$130,687
Lisa S. Faulk	20,000	3.57%	$4.10	1/22/2013	$51,569	$130,687

(1)
All of the stock options shown above have a four year vesting period with one fourth vested immediately and the balance vesting monthly after the first year. The options are immediately exercisable in full, however, in the event the officer's service to our Company is terminated, any unvested option shares that have been exercised remain subject to repurchase by our Company at the price equal to the option exercise price.

(2)
Assumes all options are exercised at the end of their respective 10-year terms. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the common stock price. Actual gains, if any, on stock option exercises depend on the future performance of the common stock and overall stock market conditions, as well as the option holders continued employment through the vesting period. The results in this table may not necessarily be achieved.

        The Named Executive Officers did not exercise any options in fiscal year 2003. The following table provides information with respect to unexercised options held as of December 31, 2003, by the Named Executive Officers:

FISCAL YEAR END OPTION/SAR VALUES

	Number of Securities Underlying Unexercised Options/SARs at December 31, 2003		Value of Unexercised In-the-money Options/SARs at December 31, 2003(1)($)
Name
	Exercisable	Unexercisable	Exercisable(2)	Unexercisable
John M. Robbins(3)	375,000	0	$244,000	$0
Jay M. Fuller(3)	315,000	0	$61,000	$0
Judith A. Berry	120,000	0	$61,000	$0
Lisa S. Faulk	90,000	0	$61,000	$0

Total	900,000	0	$427,000	$0

(1)
The fiscal year-end value of "in-the-money" stock options and SARs granted in tandem with such options represents the difference or a portion of the difference between the exercise price of such options and SARs, respectively, and the fair market value of our common stock as of December 31, 2003. The fair market value of our common stock on December 31, 2003 was $7.15 per share, the closing price of the common stock reported on the American Stock Exchange on such date.

(2)
A portion of the options are not yet vested and any unvested option shares that are exercised remain subject to repurchase by our Company at a price equal to the option exercise price.

(3)
Includes options to purchase 140,000 shares of common stock that have SARs granted in tandem with such options. The SARs are for 35% of the difference between the fair market value of the common stock at the time the related option is exercised and the exercise price of $15.00, up to a maximum of $20 per share.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR(1)

		Estimated Future Payouts under Non Stock Price Based Plans(2)
Name	Performance or Other Period Until Maturation or Payout(3)	Threshold($)	Target($)	Maximum($)
John M. Robbins	12/31/04	619,090	1,238,181	1,857,271
Jay M. Fuller	12/31/04	302,876	605,751	908,627
Judith A. Berry	12/31/04	242,392	484,784	727,176
Lisa S. Faulk	12/31/04	198,637	397,274	595,912

(1)
No award will be paid unless our Company achieves an 8% average annual return on average monthly equity. Awards are based on total return to stockholders (stock price appreciation plus dividends) for our Company compared to a peer group of 19 other companies with mortgage banking operations. If our Company's return to stockholders for the performance period falls below the 40th percentile, no award is earned, at the 40th percentile the minimum award is earned, at the 60th percentile the target award is earned and at the 80th percentile and above the maximum award is earned.

(2)
Payouts will be calculated as a percentage of aggregate base salary for the performance period and are estimated based on actual salary in 2003 and current base salaries for 2004. Our CEO may earn a maximum of 202.5% of his base salary. Each of our other Executive Officers may earn a maximum of 142.5% of his or her base salary.

(3)
Performance is measured over a two year period beginning January 1, 2003.

EQUITY COMPENSATION PLAN INFORMATION

        We currently maintain four compensation plans that/provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 1997 Stock Incentive Plan, the 1997 Stock Option Plan, the 1997 Outside Directors Option Plan and the 1997 Employee Stock Purchase Plan (the "Purchase Plan"), all of which have been approved by the stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of June 25, 2004:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column)
Equity compensation plans approved by stockholders	1,848,092	$8.05	129,650	(1)
Total	1,848,092	$8.05	129,650

(1)
These shares include 20,000 shares that are reserved for issuance under the Purchase Plan.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        All options and SARs granted to date pursuant to our 1997 Stock Incentive Plan and our 1997 Stock Option Plan contain provisions pursuant to which unvested portions of outstanding options become fully vested upon a change of control in our Company, as defined under the relevant plan.

        We entered into an Amended and Restated Employment Agreement with each of our executive officers effective January 1, 2003. The term of each agreement was one year. Under the agreements, if an executive officer were terminated without cause, he or she would receive one year's base salary plus bonus as severance pay and would receive one year of continued health care benefits. The agreements also specified an initial base salary and a potential bonus of up to 100% of base salary, however, both of these terms were modified during the year by actions taken by the Compensation Committee (see our Summary Compensation Table).

        In the second quarter of 2004, we agreed to the material terms of an employment agreement with Mr. Robbins. The agreement will provide for the payment to Mr. Robbins of a $485,000 minimum base annual salary. The agreement will also provide for the following severance benefits if Mr. Robins' employment with us terminates involuntarily without "Cause" or if Mr. Robbins terminates his employment with us voluntarily for "Good Reason," each as to be defined in the agreement: (a) a lump sum payment equal to 24 months' of Mr. Robbins' then effective base salary, (b) plus 200% of Mr. Robbins' target bonus for the year in which termination occurs, and (c) the continuation of the Company's paid benefits for two years. The agreement will further provide that if Mr. Robbins is terminated within 12 months of a change of control, he will receive the severance package stated above and he will receive a tax gross-up payment to mitigate the effect of any excise tax imposed under the "golden parachute" provisions of the Internal Revenue Code. In the event of termination due to death or disability, Mr. Robbins will receive his base salary and target bonus, each prorated for the year of termination.

        In the second quarter of 2004, we agreed to the material terms of employment agreements with Mr. Fuller, Ms. Berry and Ms. Faulk (the "Executives"). The agreements will provide for the payment to Mr. Fuller, Ms. Berry and Ms. Faulk of a $325,000, $265,000 and $225,000, respectively, minimum base annual salary. The agreements will also provide for the following severance benefits if the Executive's employment with us terminates involuntarily without "Cause" or if the Executive terminates his or her employment with us voluntarily for "Good Reason," each as to be defined in the agreements: (a) a lump sum payment equal to 12 months' of the Executive's then effective base salary, (b) plus an amount equal to any bonus amounts earned in the fiscal year prior to termination, and (c) the continuation of the Company's paid benefits for one year. The agreements will further provide that if the Executive is terminated within 12 months of a change of control, he or she will receive a severance package equal to (a) a lump sum payment equal to 18 months of the Executive's then effective base salary, (b) plus 150% of the Executive's target bonus for the year in which termination occurs, (c) the continuation of the Company's paid benefits for 18 months, and (d) a tax gross-up payment to mitigate the effect of any excise tax imposed under the "golden parachute" provisions of the Internal Revenue Code. In the event of termination due to death or disability, the Executive will receive his or her base salary and target bonus, each prorated for the year of termination.

        Upon a change of control, the employment agreements for Mr. Robbins and the Executives will also provide for (a) the immediate vesting of all unvested options and stock appreciation rights granted under any of the Company's equity plans, (b) any account established for Mr. Robbins or the Executives under the supplemental executive retirement plan to become fully funded, and (c) a prorated payment under the long term incentive plan.

        The Compensation Committee has also approved the terms of a supplemental executive retirement plan. That plan also contains provisions providing for acceleration of benefits in the event of a change of control of our Company. See "Report of The Compensation Committee of The Board of Directors on Executive Compensation."

Compensation of Directors

        Each non-employee director of our Company will be paid annual compensation of $22,000 with an additional $1,200 paid for attendance at a regularly scheduled Board meeting, $1,000 for attendance at a special or committee meeting and half of these amounts paid for telephonic meetings. Committee chairpersons receive additional annual compensation as follows: Compensation and Governance Committee, $3,000; and Audit Committee, $5,000. All directors will be reimbursed for any expenses related to attendance at meetings of the Board or committees of the Board or our stockholders meeting. Currently, in addition to cash compensation, each non-employee director of our Company receives an initial grant of options to purchase 7,500 shares of the common stock of our Company at the time he begins service as a director. The initial grant is at fair market value and will vest over a three-year period (one-third every twelve months). Thereafter, each non-employee director of our Company who has served continuously for at least six months as of the date of that year's annual meeting of stockholders receives a grant of options to purchase 7,500 shares of the common stock of our Company on the date of such meeting. Such grant is at fair market value and will vest after one year. We intend to adopt a new plan that will provide for restricted stock awards. The non-employee directors will then receive an annual restricted stock award of 2,300 shares and an annual option grant of 3,300 shares.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee in fiscal year 2003 were Mr. Johnson, Dr. Riedy and Mr. Rocchio. Mr. Rocchio resigned as a director in the first quarter of 2004. Currently, the Compensation Committee is comprised of Mr. Gunst, Mr. Johnson and Mr. Tasker. None of these members have ever been officers or employees of the Company or any of its subsidiaries.

Certain Relationships and Related Transactions

        In connection with our organization in 1997, we issued 1,600,000 shares of our common stock to MDC REIT Holdings, LLC ("Holdings"). Home Asset Management Corp. (the "Manager") was the managing member of Holdings pursuant to an operating agreement. In 2003, Holdings was merged with and into the Manager and the Manager became the holder of record of the 1,600,000 shares of our common stock.

        In 2001, in connection with the termination of our prior contractual relationships with the Manager and certain funds affiliated with TCW Crescent/Mezzanine, L.L.C. (the "Buyout Transaction"), we provided the Manager with the right to designate a nominee to our Board and our Compensation Committee. The Manager designated John C. Rocchio and the Board elected him to the Board and added him to the Compensation Committee. In addition, our Company agreed to nominate Mr. Rocchio for re-election at subsequent annual meetings of stockholders, provided that the Manager and certain TCW entities collectively beneficially owned at least 800,000 shares of common stock of our Company. Mr. Rocchio is President of the Manager and is a Managing Director of entities affiliated with the TCW Group, Inc.

        In connection with the Buy-Out Transaction, we entered into a Senior Subordinated Secured Revolving Loan Agreement (the "Loan Agreement") with certain TCW entities including TCW/Crescent Mezzanine Partners, L.P., TCW/Crescent Mezzanine Trust, TCW/Crescent Mezzanine Investment Partners, L.P., Crescent/Mach I Partners, L.P. and TCW Shared Opportunity Fund II, L.P. (collectively, the "TCW Entities"). The Loan Agreement allowed us to borrow up to $5 million on a revolving basis for one year following the date of the Loan Agreement. Interest was payable at the end of each calendar quarter based on outstanding borrowings. The Loan Agreement also provided that we could extend the Loan Agreement for two additional, one-year periods. We exercised our option and extended the Loan Agreement for two additional periods. The loan was paid off and the Loan Agreement was retired as of April 12, 2004.

        In March 2004, the Manager sold 1.1 million shares of our common stock to The D3 Family Funds in a negotiated private transaction (the "Stock Sale"). As a result of the Stock Sale, the Manager and the TCW Entities collectively no longer hold at least 800,000 shares of our common stock and the Manager no longer has a right to designate a Board nominee. Concurrently with the consummation of the Stock Sale transaction, Mr. Rocchio resigned from our Board and David Nierenberg, upon the recommendation of the Governance Committee, was appointed by the Board to fill the vacancy created by Mr. Rocchio's resignation. Effective upon the consummation of the Stock Sale, we amended our Stockholder Rights Plan to remove the Manager and the TCW Entities as parties permitted to own up to 25% of our outstanding common stock, as permitted by the original Stockholder Rights Plan, and to add The D3 Family Funds as parties permitted to own up to 18% of our outstanding common stock.

        Mr. Nierenberg is the President of Nierenberg Investment Management Company. Since 1996, his firm has managed The D3 Family Funds, consisting of five private investment partnerships based in Camas, Washington.

        In June 2004, the Company repurchased 500,000 shares of our common stock from the Manager in a privately negotiated transaction for a purchase price of $8.80.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

        Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Committee Overview

        The current members of the Compensation Committee of the Board of Directors (the "Committee") are Robert A. Gunst (chairman), Herbert B. Tasker and Keith A. Johnson. The members of the Committee during 2003 were Mark J. Riedy (chairman), Keith A. Johnson and John C. Rocchio. None of these past or current members of the Committee has ever been an executive officer or employee of the Company. The Committee held six meetings in 2003.

        The Committee's primary goals are to motivate executive officers to achieve the Company's business objectives and to align executive officer compensation with the Company's performance. For each executive officer, the Committee is responsible for reviewing and approving:

  •
  compensation, including incentive and equity compensation;

  •
  annual performance goals and objectives;

  •
  employment, severance or change-in-control agreements; and

  •
  special or supplemental benefits.

        In fulfilling its responsibilities, the Committee periodically reviews industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company's compensation programs. The Committee also considers whether executive compensation packages are consistent with the Committee's compensation philosophy as in effect from time to time.

The 2003 Compensation Process

        In 2003, the Company was transitioning from a real estate investment trust to a mortgage banking company. Accordingly, the Committee approved some interim changes to executive compensation at the beginning of the year with the intent to more fully review compensation and benefits mid-year after the transition was substantially complete. The mid-year review would be based on a full report from a compensation consultant to be engaged by the Committee and would be designed to ensure that executive compensation was competitive in the mortgage banking industry. As a result of this multi-step process, the Committee reviewed and modified various components of executive compensation and benefits throughout the year.

        In January 2003, after receiving input from the Company's Chief Executive Officer and Chief Financial Officer, the Committee established base compensation, performance goals and bonus targets for each executive officer and approved option grants and employment agreements for the year.

        In July, the Committee hired Watson Wyatt as its compensation consultant to review and provide advice with respect to executive officer compensation. Watson Wyatt compared the Company's executive officer compensation to competitive compensation packages. To determine competitive compensation, Watson Wyatt reviewed information from (i) two surveys for the mortgage banking industry and (ii) 2002 proxy information from 12 mortgage banking companies. Watson Wyatt updated the information based on compensation trends to establish current competitive compensation levels. Watson Wyatt presented its report to the Committee in August. Based on the Watson Wyatt recommendations, the Committee approved changes to executive officer compensation and benefits. Some of the approved changes were implemented in October 2003, some have been implemented in 2004.

        In preparing its report, Watson Wyatt worked with the Committee to determine the appropriate peer companies to be used to establish competitive compensation. In preparing the performance graph set forth in the section of this proxy statement entitled "Comparison of Stockholder Return," the

Company has selected a self-determined peer group index as its point of comparison. The companies included in the salary surveys and proxy analysis used to establish competitive levels of compensation are not necessarily those included in this peer group index.

        Watson Wyatt has not performed any other consulting services for the Company other than a review of director compensation on behalf of the Corporate Governance and Nominating Committee.

2003 Executive Compensation

        The Committee's current compensation philosophy is to compensate each executive officer at approximately the median of competitive compensation levels if the Company's and the individual's target performance goals are met. For superior performance where the targets are exceeded, compensation may be awarded at levels significantly above the median. The Committee uses a combination of (i) salaries, (ii) annual cash bonuses, (iii) equity grants and other long term incentives and (iii) other benefits to compensate the Company's executive officers.

  Salaries

        The Committee intends to compensate the executive officers at base salary levels that would place the executive officers between the 50th and 60th percentiles of competitive base salaries. In January 2003, salaries were increased after considering recommendations from the Chief Executive Officer. These recommendations were based on (i) changes in the Company's business and operations and corresponding increases in executive officer responsibilities and (ii) a review of salary adjustments in the past several years, which had been limited solely to cost of living increases.

        Based on the Watson Wyatt report, after the January increases two executive officer salaries still remained below the average of competitive base salaries. Accordingly, in October 2003, the Committee approved additional increases to those salaries to raise them to the averages. As a result of the process, the Chief Executive Officer's base salary was increased to $463,800.

        In order to continue to remain at competitive compensation levels, the Committee expressed its intent to review executive officer salaries again in early 2004. At that time the Committee would determine if merit increases were appropriate, with any such increases to be consistent with competitive levels of adjustment. This review occurred in April 2004 and increases in base salary were awarded as indicated in the notes to the Summary Compensation Table.

  Annual Cash Bonuses

        The Committee believes that the executive officer bonus plan should align the interests of the Company's executive officers with the interests of stockholders. In January 2003, the Committee established an annual bonus plan that would award cash bonuses to executive officers primarily based on the Company's achievement of certain financial goals, including earnings per share targets. To a lesser extent, bonuses were also based on performance goals particular to each officer. Initially, each executive officer's maximum bonus potential was an amount equal to 100% of the executive officer's base salary. Based on the Watson Wyatt report, these maximums were subsequently increased to 135% for the Chief Executive Officer and 120% for each of the other executive officers. Consistent with the Committee's philosophy, bonus payments would result in total cash compensation at approximately the median of competitive compensation if target performance goals were met, and compensation in the top quartile if superior performance resulted in the maximum bonus being paid.

        In January 2004, the Committee determined that the Company had significantly exceeded its 2003 financial goals and approved the maximum award for that portion of the bonuses. Based on the achievement of individual goals, the Committee awarded the Chief Executive Officer the maximum bonus of 135% of base salary and awarded between 95% and 100% of the maximum bonus (or 115 - 120% of base salary) to the other executive officers.

  Equity Grants and Other Long-Term Incentives

        Option grants.    The Committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders. Typically, grants to executive officers would be made based on competitive levels of compensation, the responsibilities and expected future contributions of the executive officer, previous grants to that officer, and recruitment and retention considerations. However, for several years the size of option grants to the executive officers has been restricted by the size of the remaining share reserve under the Company's stock option plans. No option grants were made to any executive officer in 2000, 2001 and 2002.

        In January 2003, after considering the limited size of the remaining option pool, the Committee awarded stock options to the executive officers. These option grants were based in part on the performance of the Company in 2002, were made at fair market value and vest over a four-year period from the date of grant. See "Option Grants in Last Fiscal Year." Based on his higher level of responsibility, the option granted to the Chief Executive Officer was significantly larger than the options granted to the other executive officers.

        Long-Term Incentive Cash Plan.    The Watson Wyatt report confirmed that the Company's executive officers have been under-compensated on an equity basis as compared to competitive compensation. Until the Company's stockholders approve a share reserve increase for the Company's equity plans, Watson Wyatt recommended that the Committee make up for the deficiency through a long-term incentive cash plan. In October 2003, the Committee established this plan. The Committee believes that, like equity awards, this plan aligns the interests of executive officers with those of the stockholders. The plan awards cash amounts to the executive officers based on the Company's total return to stockholders over the period between January 1, 2003 and December 31, 2004, as compared to certain peers. Payouts will be calculated as a percentage of base salary for the performance period. The Chief Executive Officer is eligible to earn a maximum of 202.5% of his base salary and the other executive officers 142.5% of their respective base salaries. Similar to the option grants described above, the potential payout to the Chief Executive Officer is significantly larger than payouts to the other executive officers based on his higher level of responsibility.

        Future Long-Term Incentive Awards.    The Committee anticipates that future long term incentive awards, including awards that may be made in 2004, will be a mixture of cash and equity. However, if the 2004 Plan is not approved by the stockholders, the Committee might increase the cash portion of future awards to ensure that the long-term incentive compensation for the executive officers remains competitive.

  Other Benefits

        Employment Agreements.    In January 2003, the Committee approved one-year employment agreements with each of the executive officers. These agreements replaced or extended agreements that had expired or were about to expire and provided for comparable employment terms for all of the executive officers. The agreements provided a one year severance package.

        In August, Watson Wyatt indicated that the current severance terms of the executive officers were below market and recommended the following:

  •
  a three-year severance package for the Chief Executive Officer and two years for the other executive officers for a termination that occurs after a change in control;

  •
  increasing to two years the severance package for the Chief Executive Officer for a termination not involving a change in control while leaving the term at one year for the other executive officers; and

  •
  providing for payment of any excise taxes imposed on an executive officer after a change in control.

        After several meetings that included a review of the potential cost of various alternate severance provisions, the Committee (i) reduced the proposed severance packages to two years for the Chief Executive Officer and eighteen months for the other executive officers for a termination after a change in control and (ii) approved the other proposed terms. The Committee approved these terms in December 2003 and agreements were finalized and entered into in June 2004.

        Supplemental Executive Retirement Plan.    Based in part on the competitive analysis and in part on the limitations on stock price movement for thinly traded companies, in August 2003 the Committee approved in concept a supplemental executive retirement plan for the executive officers. The contributions by the Company to this plan will be made at the discretion of the Committee but are intended to be dependent on the Company meeting target earnings goals. Up to 10% of an executive officer's base and bonus compensation for a year may be awarded if the target earnings goals for that year are exceeded. The plan was finalized and formally approved by the Committee in June 2004. At that time the Committee also approved the maximum contributions with respect to the Company's performance in 2003.

Tax Deductibility of Executive Compensation.

        Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to the Company's executive officers to the extent an officer's compensation exceeds $1,000,000 in any year and does not qualify for an exception under Section 162(m) or related regulations. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under the Option Plan generally qualifies for an exemption from these restrictions imposed by Section 162(m). It is anticipated that amounts earned pursuant to the Company's bonus plan and interim Long-Term Incentive Cash Plan may cause certain of the executive officers' total compensation packages to exceed the limit imposed by Section 162(m). In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

COMPENSATION COMMITTEE Robert A. Gunst Keith Johnson Herbert B. Tasker Mark J. Riedy(1)
(1)
Dr. Riedy no longer serves on the Compensation Committee, but was Chairman of the Committee in 2003.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. PricewaterhouseCoopers LLP, the Company's independent accountants for the fiscal year ended December 31, 2003, was responsible for expressing an opinion as to the conformity of the Company's audited financial statements with generally accepted accounting principles.

        The Committee acts pursuant to the Audit Committee Charter adopted by the Board on June 14, 2000, as amended November 26, 2002, and January 21, 2004, a copy of which is filed with this Proxy Statement as Appendix A. The Committee consists of three directors each of whom, in the judgment of the Board, qualifies as an "independent" Director under the current listing standards of The American Stock Exchange and the NASDAQ. During the fiscal year ended December 31, 2003, the Committee held nine meetings.

        The Committee has discussed and reviewed with the auditors all matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of PricewaterhouseCoopers LLP's audit, the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting.

        The Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

AUDIT COMMITTEE H. James Brown Ray W. McKewon Richard T. Pratt

PRINCIPAL ACCOUNTING FIRM FEES

        We have selected PricewaterhouseCoopers LLP as independent auditors to audit our consolidated financial statements for the fiscal year ended December 30, 2003. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal year 2002.

        The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2003 and December 31, 2002 by PricewaterhouseCoopers LLP.

	2003	2002
Audit Fees(1)	$290,000	$180,200
Audit Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Total Fees	$290,000	$180,200

(1)
Includes fees for professional services rendered for the audit of our Company's annual financial statements, reviews of our financial statements included in quarterly reports on Form 10-Q and audits for regulatory filings in 2003.

        Our Audit Committee's policy is to pre-approve all audit and permitted non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson when expedition of services is necessary. The independent Auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

COMPARISON OF STOCKHOLDER RETURN

        Set forth below is a line graph comparing changes in the cumulative total return on the Company's common stock, a broad market index (the "S&P-500 Index") and a self determined mortgage banking industry index ("Peer Group Index") for the period commencing on December 31, 1998, and ending on December 31, 2003.

        The Company did not begin mortgage banking activity until November 2001 while the peer group was actively engaged in mortgage banking activity during the entire five year period.

Comparison of Cumulative Total Return From December 31, 1998 through December 31, 2003(1)

AmNet Mortgage, Inc., Peer Group Index(2) and S&P 500 Index

(1)
Assumes that $100.00 was invested on December 31, 1998 in the Company's common stock and each index and that all dividends were reinvested. Dividends have been declared on the Company's common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(2)
The self determined Peer Group Index is composed of the following companies: Countrywide Financial Corp., American Home Mortgage Holdings Inc., E-Loan Inc., United Financial Mortgage Corporation, Flagstar Bancorp Inc. and Irwin Financial Corp.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        The Company has an advanced notice provision in its bylaws for stockholder business to be presented at meetings of stockholders. This provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice in writing to the Company's Secretary. In order to be timely, a stockholder proposal for next year's Annual Meeting of Stockholders must be received at the Company's offices at 10421 Wateridge Circle, Suite 250, San Diego, California 92121 between May 14, 2005 and June 13, 2005. Any proposals received before May 14, 2005 or after June 13, 2005 will be considered untimely and will not be presented at the meeting. If presented at the meeting, the persons named in the proxy for such meeting may exercise their discretionary power with respect to such proposals.

        Stockholder proposals to be included in the Company's Proxy Statement for next year's Annual Meeting of Stockholders must be received by the Company by April 14, 2005, and satisfy the conditions established by the Securities and Exchange Commission, specifically, Rule 14a-8 of the Exchange Act.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2004 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors JOHN M. ROBBINS Chief Executive Officer Chairman of the Board
July 1, 2004

AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.

Amended And Restated

Charter of the Audit Committee of the
Board of Directors

Proposed April 30, 2004
(Subject to Board approval)

I.     STATEMENT OF POLICY

        This Charter specifies the scope of authority and responsibility of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of American Residential Investment Trust, Inc. (the "Company"). The Committee was established to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company.

II.    ORGANIZATION AND MEMBERSHIP REQUIREMENTS

        The Committee shall be comprised of three or more directors who meet the independence and experience requirements established by the rules of the American Stock Exchange or such other entity as may be applicable to the Company from time to time (the "Listing Standards"), such independence and experience to be decided by the Corporate Governance and Nominating Committee of the Board (the "Governance Committee"), provided that one director who does not meet the independence criteria of the Listing Standards, but is not a current employee or officer, or an immediate family member of an employee or officer, may be appointed to the Committee, subject to the approval of the Board pursuant to, and subject to the limitations under, the "exceptional and limited circumstances" exceptions as provided under the Listing Standards.

        Members of the Committee, including the chairperson of the Committee, shall be appointed annually by the Board on the recommendation of the Governance Committee. Members may be replaced by the Board at any time, but shall otherwise serve until a successor has been named. The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee.

        A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.

III.  MEETINGS

        The Committee shall meet at least on a quarterly basis, with the authority to convene additional meetings, as circumstances require. The Committee may invite members of management, internal auditors, independent auditors, legal counsel or others to attend meetings and to provide relevant information. The Committee may include non-Committee members at its meetings, but shall also hold an executive session at each meeting at which only independent directors are present. The Committee shall maintain written minutes of its meetings, which minutes will be filed in the Company's minute book.

IV.    COMMITTEE AUTHORITY AND RESPONSIBILITIES

        To fulfill its responsibilities and duties hereunder, the Committee shall:

  A.    Independent Auditor Oversight

    1.
    Be directly and solely responsible for the oversight, engagement and termination of any independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work. Each independent auditor shall report directly to the Committee.

    2.
    Meet with the independent auditor prior to the audit and discuss the planning and staffing of the audit.

    3.
    Approve in advance the engagement of the independent auditor for all audit services and non-audit services and approve the fees and other terms of any such engagement, provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee's responsibilities hereunder and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that (a) the decisions of such member(s) to grant any such pre-approval shall be presented to the Committee at its next scheduled meeting and (b) the Committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (i)(x) and (y) above.

    4.
    Obtain periodically from the independent auditor (i) a formal written statement of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor's objectivity and independence and (z) whether any of the Company's senior finance personnel were recently employed by the independent auditor. Evaluate annually the qualifications, performance and independence of the independent auditor.

    5.
    Establish policies for the hiring of employees or former employees of the independent auditor, taking into account the impact of such policies on auditor independence.

    6.
    Review with the independent auditor:

    a.
    Any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements.

    b.
    Any accounting adjustments.

    c.
    Any communications between the audit team and the auditor's national office respecting auditing or accounting issues.

    d.
    Any Management Representation letter or Internal Control Recommendation letter or Schedule of Unadjusted Differences issued, or proposed to be issued, by the auditor to the Company, and management's response.

  B.    Financial Information Oversight

    1.
    Review and discuss with management and the independent auditor:

    a.
    The Company's annual audited financial statements.

    b.
    Any certification, report, opinion or review rendered by the independent auditor.

    c.
    The Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    d.
    The critical accounting policies and practices used by the Company and, in that regard, all alternative treatments of financial information within generally accepted accounting principles, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

    e.
    Earnings and financial guidance press releases and any financial information provided to analysts and rating agencies, that would constitute material non-public information.

    f.
    Any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

    g.
    Any off-balance sheet transactions or structures and their effect on the Company's financial results and operations, as well as the disclosure regarding such transactions and structures in the Company's public filings.

    h.
    The effect of regulatory and accounting initiatives, improvements and resulting changes to the Company's auditing and accounting principles and practices.

    i.
    Any correspondence with regulators or governmental agencies that raise material issues regarding the Company's financial statements or accounting policies.

    j.
    Any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

    2.
    Report to the Board regarding any audit opinions that contain "going concern" qualifications.

    3.
    Review and approve all filings with the Securities and Exchange Commission containing the Company's financial statements, including but not limited to the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K.

    4.
    Recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K.

  C.    Controls Oversight

    1.
    Review and discuss annually with management its assessment of the effectiveness of the Company's internal controls, disclosure controls and procedures for financial reporting.

    a.
    Review annually with the independent auditor the attestation to, and report on, the assessment of controls made by management.

    b.
    Consider whether any changes to the internal controls or disclosure controls processes and procedures are appropriate in light of management's assessment or the independent auditor's report.

    2.
    Review the internal audit scope, audit plans and relevant process, the results of internal audits, and whether recommendations made in the audits have been implemented by Company management.

    3.
    Review with the principal executive and financial officers of the Company any report on significant deficiencies in the design or operation of internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

  D.    Legal Compliance and Ethics Oversight

    1.
    Review and approve all related-party transactions after reviewing each such transaction for potential conflicts of interests and improprieties.

    2.
    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

    3.
    Adopt a Code of Ethics for employees and directors and provide for the review and prompt disclosure to the public of any change in, or violations or waiver by or for any executive officer or director, of such Code of Ethics. Review conduct alleged to be in violation of such Code of Ethics and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

    4.
    Review management's monitoring of compliance with applicable legal requirements.

  E.    Other Matters Oversight

    1.
    Review the process by which risk assessment and management is undertaken and handled.

    2.
    Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

    3.
    Discuss with management the Company's practices pertaining to foreign exchange, investments and derivatives, if any.

    4.
    Prepare the Committee's report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    5.
    Regularly report to the Board on the Committee's activities, recommendations and conclusions.

    6.
    Review and reassess the Charter's adequacy at least annually.

    7.
    Review its own performance, at least annually, for purposes of self-evaluation and to encourage the continuing improvement of the Committee in the execution of its responsibilities.

  F.    General and Resources

    1.
    Have the authority to pay the fees and expenses of advisors and experts deemed necessary, as determined by the Committee, to permit the Committee to perform its duties under this Charter. The fees and expenses of these advisors and experts shall be paid by the Company.

    2.
    At its discretion, have the authority to initiate investigations, and, if appropriate, hire legal, accounting or other outside advisors or experts to assist the Committee, to fulfill its duties under this Charter.

    3.
    Also perform such other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

AMNET MORTGAGE, INC.

2004 EQUITY INCENTIVE PLAN

i

	8.7	Effect of Termination of Service	B-13
	8.8	Nontransferability of Restricted Stock Award Rights	B-13
9.	Terms and Conditions of Performance Awards		B-14
	9.1	Types of Performance Awards Authorized	B-14
	9.2	Initial Value of Performance Shares and Performance Units	B-14
	9.3	Establishment of Performance Period, Performance Goals and Performance Award Formula	B-14
	9.4	Measurement of Performance Goals	B-15
	9.5	Settlement of Performance Awards	B-16
	9.6	Voting Rights; Dividend Equivalent Rights and Distributions	B-17
	9.7	Effect of Termination of Service	B-17
	9.8	Nontransferability of Performance Awards	B-17
10.	Terms and Conditions of Restricted Stock Unit Awards		B-17
	10.1	Grant of Restricted Stock Unit Awards	B-18
	10.2	Purchase Price	B-18
	10.3	Vesting	B-18
	10.4	Voting Rights, Dividend Equivalent Rights and Distributions	B-18
	10.5	Effect of Termination of Service	B-18
	10.6	Settlement of Restricted Stock Unit Awards	B-18
	10.7	Nontransferability of Restricted Stock Unit Awards	B-19
11.	Deferred Stock Units		B-19
	11.1	Establishment of Deferred Stock Unit Program	B-19
	11.2	Terms and Conditions of Deferred Stock Units	B-19
12.	Standard Forms of Award Agreement		B-20
	12.1	Award Agreements	B-20
	12.2	Authority to Vary Terms	B-20
13.	Change in Control		B-21
	13.1	Definitions	B-21
	13.2	Effect of Change in Control on Options and SARs	B-21
	13.3	Effect of Change in Control on Restricted Stock Awards	B-22
	13.4	Effect of Change in Control on Performance Awards	B-22
	13.5	Effect of Change in Control on Restricted Stock Unit Awards	B-22
	13.6	Effect of Change in Control on Deferred Stock Units	B-22
14.	Compliance with Securities Law		B-23
15.	Tax Withholding		B-23
	15.1	Tax Withholding in General	B-23
	15.2	Withholding in Shares	B-23
16.	Amendment or Termination of Plan		B-23
17.	Miscellaneous Provisions		B-24
	17.1	Repurchase Rights	B-24
	17.2	Provision of Information	B-24
	17.3	Rights as Employee, Consultant or Director	B-24
	17.4	Rights as a Stockholder	B-24
	17.5	Fractional Shares	B-24
	17.6	Severability	B-24
	17.7	Beneficiary Designation	B-24
	17.8	Unfunded Obligation	B-25

ii

AMNET MORTGAGE, INC.
2004 EQUITY INCENTIVE PLAN

1.    Establishment, Purpose and Term of Plan.

        1.1   Establishment.    The AmNet Mortgage, Inc. 2004 Equity Incentive Plan (the "Plan") is hereby established effective as of                        , 2004, the date of its approval by the stockholders of the Company (the "Effective Date").

        1.2   Purpose.    The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Indexed Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Performance Shares, Performance Units, Restricted Stock Units and Deferred Stock Units. After the Effective Date, the Company shall terminate, and no longer issue any awards from under, the Company's 1997 Stock Incentive Plan, 1997 Stock Option Plan and 1997 Outside Director Stock Option Plan.

        1.3   Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the Effective Date.

2.    Definitions and Construction.

        2.1   Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a)   "Affiliate" means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

          (b)   "Award" means any Option, Indexed Option, SAR, Restricted Stock Purchase Right, Restricted Stock Bonus, Performance Share, Performance Unit, Restricted Stock Unit or Deferred Stock Unit granted under the Plan.

          (c)   "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an "Option Agreement," an "Indexed Option Agreement," a "SAR Agreement," a "Restricted Stock Purchase Agreement," a "Restricted Stock Bonus Agreement," a "Performance Share Agreement," a "Performance Unit Agreement," a "Restricted Stock Unit Agreement," or a "Deferred Stock Unit Agreement."

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

          (f)    "Committee" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

          (g)   "Company" means AmNet Mortgage, Inc., a Maryland corporation, or any successor corporation thereto.

          (h)   "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on a Form S-8 Registration Statement under the Securities Act.

          (i)    "Deferred Stock Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 11 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 11 and the Participant's Award Agreement.

          (j)    "Director" means a member of the Board.

          (k)   "Disability" means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

          (l)    "Dividend Equivalent" means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

          (m)  "Employee" means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o)   "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

            (i)    If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

            (ii)   If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

          (p)   "Incentive Stock Option" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

          (q)   "Indexed Option" means an Option with an exercise price which either increases by a fixed percentage over time or changes by reference to a published index, as determined by the Committee and set forth in the Option Agreement.

          (r)   "Insider" means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

          (s)   "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

          (t)    "Officer" means any person designated by the Board as an officer of the Company.

          (u)   "Option" means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option, a Nonstatutory Stock Option or an Indexed Option.

          (v)   "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

          (w)  "Participant" means any eligible person who has been granted one or more Awards.

          (x)   "Participating Company" means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

          (y)   "Participating Company Group" means, at any point in time, all entities collectively which are then Participating Companies.

          (z)   "Performance Award" means an Award of Performance Shares or Performance Units.

          (aa) "Performance Award Formula" means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

          (bb) "Performance Goal" means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

          (cc) "Performance Period" means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

          (dd) "Performance Share" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

          (ee) "Performance Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

          (ff)  "Prior Plan Options" means any option or other award granted by the Company which is subject to vesting or repurchase by the Company, including specifically, all such options and awards granted pursuant to the Company's 1997 Stock Incentive Plan, 1997 Stock Option Plan and 1997 Outside Director Stock Option Plan which is outstanding on or after the Effective Date.

          (gg) "Restricted Stock Award" means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

          (hh) "Restricted Stock Bonus" means Stock granted to a Participant pursuant to Section 8 of the Plan.

          (ii)   "Restricted Stock Purchase Right" means a right to purchase Stock granted to a Participant pursuant to Section 8 of the Plan.

          (jj)   "Restricted Stock Unit" or "Stock Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 10 and the Participant's Award Agreement.

          (kk) "Restriction Period" means the period established in accordance with Section 8.5 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

          (ll)   "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

          (mm) "SAR" or "Stock Appreciation Right" means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

          (nn) "Section 162(m)" means Section 162(m) of the Code.

          (oo) "Securities Act" means the Securities Act of 1933, as amended.

          (pp) "Service" means a Participant's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option, unless the Participant's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. In addition, a Participant's Service shall be deemed to have terminated if, in the Committee's sole discretion, the Participant's employment relationship is transferred to an Affiliate or Subsidiary Corporation and the Participant is offered a replacement equity award from the Affiliate or Subsidiary Corporation. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

          (qq) "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

          (rr)  "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

          (ss)  "Ten Percent Owner" means a Participant who, at the time an Incentive Stock Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

          (tt)  "Vesting Conditions" mean those conditions established in accordance with Section 8.5 or Section 10.3 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant's termination of Service.

        2.2   Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.    Administration.

        3.1   Administration by the Committee.    The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

        3.2   Authority of Officers.    Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. The Board may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider; provided, however, that (a) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4.1, (b) the exercise price per share of each Option shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), and (iii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board or the Committee.

        3.3   Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

        3.4   Committee Complying with Section 162(m).    If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

        3.5   Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

          (a)   to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

          (b)   to determine the type of Award granted and to designate Options as Incentive Stock Options, Nonstatutory Stock Options or Indexed Options;

          (c)   to determine the Fair Market Value of shares of Stock or other property;

          (d)   to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

          (e)   to determine whether an Award of Restricted Stock Units, SARs, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

          (f)    to approve one or more forms of Award Agreement;

          (g)   to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

          (h)   to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service;

          (i)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

          (j)    to authorize, in conjunction with any applicable Company deferred compensation plan, that the receipt of cash or Stock subject to any Award under this Plan, may be deferred under the terms and conditions of such Company deferred compensation plan; and

          (k)   to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

        3.6   No Repricing.    Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for the amendment of outstanding Options and/or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to "issuing or assuming a stock option in a transaction to which section 424(a) applies," within the meaning of Section 424 of the Code.

        3.7   Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.    Shares Subject to Plan.

        4.1   Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be granted under the Plan shall be                        (XXX,XXX), reduced at any time by the number of shares subject to the Prior Plan Options (which as of the Effective Date equaled approximately                        (XXX,XXX)). Such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If any outstanding Award, including any Prior Plan Options, for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase, including any Prior Plan Options, are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award, including any Prior Plan Options, or such forfeited or repurchased shares of Stock shall again be available for grant under the Plan. Shares of Stock shall not be deemed to have been granted pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld in satisfaction of tax withholding obligations pursuant to Section 15.2. Upon payment in shares of Stock pursuant to the exercise of a SAR, the number of shares available for grant under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for grant under the Plan shall be reduced by the net number of shares for which the Option is exercised.

        4.2   Adjustments for Changes in Capital Structure.    Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants' rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.    Eligibility and Award Limitations.

        5.1   Persons Eligible for Awards.    Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

        5.2   Participation.    Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

        5.3   Incentive Stock Option Limitations.

          (a)   Persons Eligible.    An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an "ISO-Qualifying Corporation"). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

          (b)   Fair Market Value Limitation.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

        5.4   Award Limits.

            (i)    Options and SARs.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than Three Hundred Thousand (300,000) shares of Stock, provided, however, that the Company may make an additional one-time grant to any newly-hired Employee of an Option and/or SAR for the purchase of up to an additional One Hundred and Fifty Thousand (150,000) shares of Stock. An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

            (ii)   Restricted Stock Awards and Restricted Stock Units.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Units, subject to Vesting Conditions based on the attainment of Performance Goals, for more than One Hundred and Fifty Thousand (150,000) shares of Stock, provided, however, that the Company may make an additional one-time grant to any newly-hired Employee of a Restricted Stock Award or Restricted Stock Units of up to an additional Seventy-Five Thousand (75,000) shares of Stock.

            (iii)  Performance Awards.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) Performance Shares which could result in such Employee receiving more than One Hundred and Fifty Thousand (150,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (B) Performance Units which could result in such Employee receiving more than Two Million Five Hundred Thousand ($2,500,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

6.    Terms and Conditions of Options.

        Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        6.1   Exercise Price.    The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) notwithstanding anything to the contrary in this Section 6.1, in the case of an Indexed Option, the Committee shall determine the exercise price of such Indexed Option and the terms and conditions that affect, if any, any adjustments to the exercise price of such Indexed Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

        6.2   Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

        6.3   Payment of Exercise Price.

          (a)   Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

          (b)   Limitations on Forms of Consideration.

            (i)    Tender of Stock.    Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

            (ii)   Cashless Exercise.    The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

        6.4   Effect of Termination of Service.    An Option shall be exercisable after a Participant's termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option.

        6.5   Transferability of Options.    During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act. Notwithstanding any of the foregoing, the Board may permit further transferability of any Option, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

7.    Terms and Conditions of Stock Appreciation Rights.

        Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        7.1   Types of SARs Authorized.    SARs may be granted in tandem with all or any portion of a related Option (a "Tandem SAR") or may be granted independently of any Option (a "Freestanding SAR"). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

        7.2   Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

        7.3   Exercisability and Term of SARs.

          (a)   Tandem SARs.    Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

          (b)   Freestanding SARs.    Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

        7.4   Exercise of SARs.    Upon the exercise (or deemed exercise pursuant to Section 7.5) of a SAR, the Participant (or the Participant's legal representative or other person who acquired the right to exercise the SAR by reason of the Participant's death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, a SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

        7.5   Deemed Exercise of SARs.    If, on the date on which a SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

        7.6   Effect of Termination of Service.    Subject to earlier termination of the SAR as otherwise provided herein a SAR shall be exercisable after a Participant's termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR and thereafter shall terminate.

        7.7   Nontransferability of SARs.    During the lifetime of the Participant, a SAR shall be exercisable only by the Participant or the Participant's guardian or legal representative. Prior to the exercise of a SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding any of the foregoing, the Board may permit further transferability of any SAR, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

8.    Terms and Conditions of Restricted Stock Awards.

        Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        8.1   Types of Restricted Stock Awards Authorized.    Restricted Stock Awards may be in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

        8.2   Purchase Price.    The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Restricted Stock Award.

        8.3   Purchase Period.    A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right; provided, however, that no Restricted Stock Purchase Right granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

        8.4   Payment of Purchase Price.    Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check, or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iii) by any combination thereof. The Committee may at any time or from time to time grant Restricted Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration. Restricted Stock Bonuses shall be issued in consideration for past services actually rendered to a Participating Company or for its benefit.

        8.5   Vesting and Restrictions on Transfer.    Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 13.1, or as provided in Section 8.8. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

        8.6   Voting Rights; Dividends and Distributions.    Except as provided in this Section, Section 8.5 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

        8.7   Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or Disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant's termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant's termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

        8.8   Nontransferability of Restricted Stock Award Rights.    Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

9.    Terms and Conditions of Performance Awards.

        Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        9.1   Types of Performance Awards Authorized.    Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

        9.2   Initial Value of Performance Shares and Performance Units.    Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

        9.3   Establishment of Performance Period, Performance Goals and Performance Award Formula.    In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to "performance-based compensation," the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

        9.4   Measurement of Performance Goals.    Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance (each, a "Performance Measure"), subject to the following:

          (a)   Performance Measures.    Performance Measures shall have the same meanings as used in the Company's financial statements, or, if such terms are not used in the Company's financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company's industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Performance Measures may be one or more of the following, or a combination of the any of the following, as determined by the Committee:

            (i)    revenue;

            (ii)   gross margin;

            (iii)  operating margin;

            (iv)  operating income;

            (v)   pre-tax profit;

            (vi)  earnings before interest, taxes and depreciation;

            (vii) net income;

            (viii) cash flow;

            (ix)  expenses;

            (x)   the market price of the Stock;

            (xi)  earnings per share;

            (xii) return on stockholder equity;

            (xiii) return on capital;

            (xiv) return on net assets;

            (xv) economic value added;

            (xvi) number of customers;

            (xvii) market share;

            (xviii) return on investment

            (xix) profit after tax

            (xx) product approval

            (xxi) volume and/or origination;

            (xxii) strategic benchmarks; and

            (xxiii) customer satisfaction.

          (b)   Performance Targets.    Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

        9.5   Settlement of Performance Awards.

          (a)   Determination of Final Value.    As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

          (b)   Discretionary Adjustment of Award Formula.    In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a "covered employee" within the meaning of Section 162(m) (a "Covered Employee") to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee's Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant's Performance Award.

          (c)   Effect of Leaves of Absence.    Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period during which the Participant was not on a leave of absence.

          (d)   Notice to Participants.    As soon as practicable following the Committee's determination and certification in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

          (e)   Payment in Settlement of Performance Awards.    As soon as practicable following the Committee's determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the final value of the Participant's Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. An Award Agreement may provide for deferred payment in a lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

          (f)    Provisions Applicable to Payment in Shares.    If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance

  Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

        9.6   Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant's Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

        9.7   Effect of Termination of Service.    The effect of a Participant's termination of Service on the Performance Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award.

        9.8   Nontransferability of Performance Awards.    Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

10.    Terms and Conditions of Restricted Stock Unit Awards.

        Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award

Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        10.1    Grant of Restricted Stock Unit Awards.    Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

        10.2    Purchase Price.    No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.

        10.3    Vesting.    Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

        10.4    Voting Rights, Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant's Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

        10.5    Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or Disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

        10.6    Settlement of Restricted Stock Unit Awards.    The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

        10.7    Nontransferability of Restricted Stock Unit Awards.    Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

11.    Deferred Stock Units.

        11.1    Establishment of Deferred Stock Unit Program.    The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which:

          (a)   Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant's compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Deferred Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

          (b)   Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to be granted automatically an Award of Deferred Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of:

            (i)    shares of Stock otherwise issuable to such Participant upon the exercise of an Option;

            (ii)   cash or shares of Stock otherwise issuable to such Participant upon the exercise of a SAR; or

            (iii)  cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award.

        11.2    Terms and Conditions of Deferred Stock Units.    Deferred Stock Units granted pursuant to this Section 11 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Stock Unit or purported Deferred Stock Unit shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          (a)   Vesting Conditions.    Deferred Stock Units shall not be subject to any vesting conditions.

          (b)   Terms and Conditions of Deferred Stock Units.

            (i)    Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Deferred Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Deferred Stock Units held by such Participant are settled. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Deferred Stock Units as of the date of payment of such cash dividends on Stock. The method of determining the number of additional Deferred Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement. Such additional Deferred Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Deferred Stock Units originally subject to the Deferred Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant's Deferred Stock Unit Award so that it represent the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award.

            (ii)   Settlement of Deferred Stock Unit Awards.    A Participant electing to receive an Award of Deferred Stock Units pursuant to this Section 11, shall specify at the time of such election a settlement date with respect to such Award. The Company shall issue to the Participant as soon as practicable following the earlier of the settlement date elected by the Participant or the date of termination of the Participant's Service, a number of whole shares of Stock equal to the number of whole Deferred Stock Units subject to the Deferred Stock Unit Award. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Deferred Stock Unit subject to the Deferred Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

            (iii)  Nontransferability of Deferred Stock Unit Awards.    Prior to their settlement in accordance with the provision of the Plan, no Deferred Stock Unit Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Deferred Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

12.    Standard Forms of Award Agreement.

        12.1    Award Agreements.    Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

        12.2    Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.    Change in Control.

        13.1    Definitions.

          (a)   An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.

          (b)   A "Change in Control" shall mean an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 13.1(a)(iii), the entity to which the assets of the Company were transferred (the "Transferee"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

        13.2    Effect of Change in Control on Options and SARs.

          (a)   Accelerated Vesting.    Notwithstanding any other provision of the Plan to the contrary, the Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Committee shall determine.

          (b)   Assumption or Substitution.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may, without the consent of the Participant, either assume the Company's rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options and stock appreciation rights for the Acquiring Corporation's stock. In the event that the Acquiring Corporation elects not to assume or substitute for outstanding Options and SARs in connection with a Change in Control, or if the Acquiring Corporation is not a "publicly held corporation" within the meaning of Section 162(m), the exercisability and vesting of each such outstanding Option, SAR and any shares acquired upon the exercise thereof held by a Participant whose Service has not terminated prior to such date shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option, SAR and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 13.2 and the provisions of such applicable Award Agreement shall be conditioned upon the consummation of the Change in Control. Any Options and SARs which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option or SAR prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the applicable Award Agreement evidencing such Option or SAR except as otherwise provided in such applicable Award Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options and SARs immediately prior to an Ownership Change Event described in Section 13.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options and SARs shall not terminate unless the Committee otherwise provides in its discretion.

          (c)   Cash-Out.    The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or SAR outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option or SAR in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such Option or SAR (the "Spread"). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled Options and SARs as soon as practicable following the date of the Change in Control.

        13.3    Effect of Change in Control on Restricted Stock Awards.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock Award that, in the event of a Change in Control, the lapsing of the Restriction Period applicable to the shares subject to the Restricted Stock Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated effective immediately prior to the consummation of the Change in Control to such extent as specified in such Award Agreement. Any acceleration of the lapsing of the Restriction Period that was permissible solely by reason of this Section 13.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

        13.4    Effect of Change in Control on Performance Awards.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to the Change in Control shall become payable effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

        13.5    Effect of Change in Control on Restricted Stock Unit Awards.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock Unit Award that, in the event of a Change in Control, the Restricted Stock Unit Award held by a Participant whose Service has not terminated prior to such date shall be settled effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

        13.6    Effect of Change in Control on Deferred Stock Units.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Deferred Stock Unit Award that, in the event of a Change in Control, the Deferred Stock Units pursuant to such Award shall be settled effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

14.    Compliance with Securities Law.

        The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.    Tax Withholding.

        15.1    Tax Withholding in General.    The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

        15.2    Withholding in Shares.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

16.    Amendment or Termination of Plan.

        The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) no Option and/or SAR repricing as described in Section 3.6, (d) no amendment to permit the granting of Options (other than Indexed Options) with exercise prices less than Fair Market Value on the date of grant, and (e) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

17.    Miscellaneous Provisions.

        17.1    Repurchase Rights.    Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

        17.2    Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

        17.3    Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant's Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company.

        17.4    Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

        17.5    Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

        17.6    Severability.    If any one or more of the provisions (or any part thereof) of this Plan or of any Award Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of any Award Agreement shall not in any way be affected or impaired thereby. The Company may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Company, amend the Plan and any outstanding Award Agreement as the Company deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.

        17.7    Beneficiary Designation.    Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

        17.8    Unfunded Obligation.    Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

AMNET MORTGAGE, INC.
Proxy for the Annual Meeting of Stockholders
To be held on August 12, 2004
Solicited by the Board of Directors

        The undersigned hereby appoints John M. Robbins and Jay M. Fuller, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in AmNet Mortgage, Inc., a Maryland corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the San Diego Marriott Hotel, La Jolla, California on August 12, 2004, at 10:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated July 1, 2004 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting, or any adjournments or postponements thereof.

        THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE                        SEE REVERSE SIDE

☐Please mark
    votes as in
    this example

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

  The Board of Directors recommends a vote FOR the following proposals:

        1.     To elect the following three (3) persons as Class I directors to hold office for a three-year term and until their respective successors are elected and qualified:

☐	FOR all nominees listed below (except as marked to the contrary below.)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

  (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

H. James Brown
David Nierenberg
Herbert Tasker

        2.     To approve and adopt the 2004 Equity Incentive Plan

☐    For                ☐    Against                ☐    Abstain

        3.     To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.	Signature: Signature:	Date: Date:

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 12, 2004
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION AND VOTING
PROPOSAL NO. 2
EXECUTIVE COMPENSATION AND OTHER MATTERS
STOCK OPTIONS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPARISON OF STOCKHOLDER RETURN
AMERICAN RESIDENTIAL INVESTMENT TRUST, INC. Amended And Restated Charter of the Audit Committee of the Board of Directors Proposed April 30, 2004 (Subject to Board approval)
AMNET MORTGAGE, INC. 2004 EQUITY INCENTIVE PLAN